EXHIBIT (b)(2)
                                PROJECT BENGALS
                           Fairness Opinion Materials
                                October 16, 1999

                                PROJECT BENGALS

The following material is being provided to the Board of Directors of Comair Holdings, Inc. (the "Company") in connection with a presentation made by Morgan Stanley & Co. Incorporated at a meeting held to evaluate the acquisition proposal made by Delta Airlines, Inc. and should be reviewed and considered as a part of such presentation. The following material has been prepared solely for the use by the Board of Directors of the Company in connection with its evaluation of the foregoing acquisition proposal and may not be relied upon by any other persons for any purpose.

                                PROJECT BENGALS

                       Overview of Valuation Methodology

Comparable
Companies
Analysis
----------

o Universe of comparable companies deemed relevant for purposes of this analysis includes four other publicly traded regional airline companies

o Most relevant public market statistic is multiples of 2000 estimated earnings per share

Discounted
Future
Stock Price
Analysis
-----------

o Present value of future C-Company stock prices implied by a range of current public market valuation multiples and estimated earnings in CY2003

o Discount rates: 13.0% to 15.0% based on analysis of C-Company's theoretical cost of equity

Precedent
Transaction
Premiums Paid
-------------

o Review of valuation premiums paid in precedent airline industry transactions

o Review of premiums paid in selected "going private" transactions over the past five years

Precedent
Transaction
Multiples
---------

o Review of valuation multiples and premium paid in D-Company's acquisition of ASA Holdings

Discounted
Cash Flow
Analysis
--------

o Utilized 5 years of projected cash flows (2000-2004) for four projection scenarios

     o Projected results under current C-Company proposal o Projected results under D-Company proposal adjusted for 14% margins o Projected results under current D-Company proposal o Projected results under alternative business plan

o Discount rates: 11.0% to 13.0% based on analysis of weighted average cost of capital of C-Company

o Terminal value methodology: EBIT multiple range of 6x-8x applied to terminal year EBIT

                                PROJECT BENGALS
                              Comparative Margins

[Graphics omitted--
 data below depicts the graphical presentations of Comparative Margins]


Comparable Companies vs.
C Blended 2001 Margin(1)        %
------------------------      -----
C Proposal ..............     25.5
SkyWest .................     17.0
Atlantic Coast Airlines .     16.7
D Proposal (14%) ........     15.4
D Proposal (Current) ....     14.2
Alternative Business Plan     12.6
Mesaba Holdings Inc. ....     10.2
Mesa Air Group Inc. .....      8.7


Comparable vs.
C Blended 2003 Margin(1)        %
------------------------      -----
C Proposal ..............     23.5
SkyWest .................     17.0
Atlantic Coast Airlines .     16.7
D Proposal (14%) ........     15.2
D Proposal (Current) ....     13.5
Alternative Business Plan     13.5
Mesaba Holdings Inc. ....     10.2
Mesa Air Group Inc. .....      8.7

Note: (1) C blended projected FY 2001 and 2003 operating margins vs. LTM operating margins for comparable companies.

                                PROJECT BENGALS
                        Comparative Trading Performance


[Graphics omitted--
 data below depicts the graphical presentations of Comparative Trading Performance]


1999 Price/Earnings(1)
----------------------
Atlantic Coast
  Airlines HLD ...........    15.0
C ........................    12.1            Horizontal lines drawn--
SkyWest Inc. .............    10.7              Mean:   10.8x
Mesa Air Group Inc. ......     9.0              Median: 10.7x
Mesaba Holdings Inc. .....     7.1


2000 Price/Earnings(2)
----------------------
C ........................    10.6x
Atlantic Coast
  Airlines HLD ...........    10.4x           Horizontal lines drawn--
SkyWest Inc. .............     9.2x             Median:  9.2x
Mesa Air Group Inc. ......     7.1x             Mean:    8.7x
Mesaba Holdings Inc. .....     6.1x


Projected 5-Year EPS Growth(3)
------------------------------
Mesaba Holdings Inc. .....    18.0
SkyWest Inc. .............    17.0
Atlantic Coast                                Horizontal lines drawn--
  Airlines HLD ...........    17.0              Median:  17.0%
C ........................    17.0              Mean:    16.0%
Mesa Air Group Inc. ......    13.0


Price/Earnings to Growth(4)
---------------------------
C ........................    0.62x
Atlantic Coast
  Airlines HLD ...........    0.61x          Horizontal lines drawn--
Mesa Air Group Inc. ......    0.55x            Median:  0.55x
SkyWest Inc. .............    0.54x            Mean:    0.53x
Mesaba Holdings Inc. .....    0.34x



Notes: (1) Based on calendarized 1999E EPS; Source: IBES mean estimates.
       (2) Based on calendarized 2000E EPS; Source: IBES mean estimates.
       (3) Source: IBES mean estimates.
       (4) Based on calendarized 2000E EPS; Source: IBES mean estimates.

                                PROJECT BENGALS
                     Overview of Financial Projections(1)
                                     ($MM)

[Graphical legend omitted]


[Graphics omitted--
 data below depicts the graphical presentations of the Overview of Financial Projections]


Total Revenues/(Growth)
-----------------------
1997            564
1998            651
1999            763
2000    894     884     655     876
2001    1021    924     753     1017
2002    1208    1117    889     1291
2003    1412    1362    1054    1499


EBITDA (Margins)
----------------
1997            138
1998            187
1999            235
2000    269     264     129     193
2001    300     182     147     172
2002    351     220     172     205
2003    384     260     195     262


EBIT/(Margins)
--------------
1997            116
1998            161
1999            204
2000    235     230     95      159
2001    260     142     107     128
2002    303     172     124     149
2003    331     208     142     202


Earnings Per Share
------------------
1997            0.75
1998            1.01
1999            1.33
2000    1.52    1.57    1.5     0.66    0.5     1.08
2001    1.74    1.74    0.92    0.73    0.6     0.86
2002    2       2.06    1.1     0.86    0.7     1
2003    2.3     2.28    1.34    0.99    0.8     1.36



Note: (1) Based on management projections.
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                                PROJECT BENGALS
                         Preliminary Valuation Analysis


[Graphic omitted--
 data below depicts the graphical presentation
 of the Preliminary Valuation Analysis]                 [Graphic legend omitted]


                         Current: $17.94
                         (as of 10/15/99)    Transaction Price: $23.50
                         ----------------    -------------------------
1-Yr Historical
Trading Range            $14-----------------------$29

Comparable               $12-----------------------$19
Company                   $6-----------------------$10
Analysis(1)               $6----------------------- $9
                          $5----------------------- $8

Discounted               $11-----------------------$19
Stock Price               $7-----------------------$12
Analysis(2)               $7-----------------------$11
                          $5----------------------- $8

Precedent                $15-----------------------$26
Premiums Paid(3)          $8-----------------------$14
                          $8-----------------------$13
                          $6-----------------------$11

Precedent Transaction
Analysis(4)              $17-----------------------$22

Preliminary              $21-----------------------$27
DCF                      $15-----------------------$19
Analysis(5)              $12-----------------------$16
                         $10-----------------------$13


Notes: (1) Based on 2000 P/E, multiples of 7.0x to 11.0x; EPS estimates based on management projections.
       (2) Based on 7.0x to 11.0x P/E multiples applied to 2004 EPS. Pro Forma stock price discounted back at 13.0% to 15.0%
       (3) Based on 30.0% to 40.0% premium applied to comparable company valuation.
       (4) Based on premium and multiples paid in D/ASA transaction.
       (5) Assumes EBIT multiples of 6x to 8x and discount rate range of 11%-13%.
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                                PROJECT BENGALS
                           Summary of Valuation of C
                                     ($MM)

Trading Valuation
-----------------
                                                                                                      Equity Value
                                                                                       ------------------------------------------
                                                             Multiple Range                 Aggregate              Per Share
                                            2000E           -----------------          --------------------     -----------------
                                         CY Earnings(1)      Low        High            Low           High       Low        High
                                         -------------      -----      ------          ------        ------     ------     ------
C Proposal                                    $1.69          7.0x       11.0x          $1,163        $1,827     $11.81     $18.57
D Proposal (14%)                              $0.89          7.0x       11.0x            $605          $951      $6.20      $9.75
D Proposal (Current)                          $0.71          7.0x       11.0x            $488          $767      $4.96      $7.80
Alternative Business Plan                     $0.83          7.0x       11.0x            $571          $898      $5.81      $9.12

Discounted Stock Price Analysis(2)
----------------------------------
                                                                                                      Equity Value
                                                                                       ------------------------------------------
                                                             Multiple Range                 Aggregate              Per Share
                                            2003            -----------------          --------------------     -----------------
                                         CY Earnings(1)      Low        High            Low           High       Low        High
                                         -------------      -----      ------          ------        ------     ------     ------
C Proposal                                    $2.49          7.0x -     11.0x          $1,127 -      $1,866     $11.45 -   $18.96
D Proposal (14%)                              $1.53          7.0x -     11.0x            $693 -      $1,147      $7.04 -   $11.66
D Proposal (Current)                          $1.08          7.0x -     11.0x            $491 -        $813      $4.99 -    $8.26
Alternative Business Plan                     $1.46          7.0x -     11.0x            $660 -      $1,093      $6.71 -   $11.11

Precedent Premiums Paid
-----------------------
                                                                                                      Equity Value
                                                                                       ------------------------------------------
                                                              Premium Range                 Aggregate              Per Share
                                       Current              -----------------          --------------------     -----------------
                                       Price(3)              Low        High            Low           High       Low        High
                                       --------             -----      ------          ------        ------     ------     ------
C Proposal                        $11.81     $18.57         30.0% -     40.0%          $1,511 -      $2,558     $15.36 -   $25.99
D Proposal (14%)                   $6.20      $9.75         30.0% -     40.0%            $786 -      $1,331      $8.07 -   $13.65
D Proposal (Current)               $4.96      $7.80         30.0% -     40.0%            $635 -      $1,074      $6.45 -   $10.92
Alternative Business Plan          $5.81      $9.12         30.0% -     40.0%            $743 -      $1,257      $7.55 -   $12.77

Discounted Cash Flow Analysis(4)
--------------------------------
                                                                                                      Equity Value
                                                                                       ------------------------------------------
                                        WACC                  EBIT Multiple                 Aggregate              Per Share
                                  -----------------         -----------------          --------------------     -----------------
                                   Low        High           Low        High            Low           High       Low        High
                                  ------     ------         -----      ------          ------        ------     ------     ------
C Proposal                         11.0%      13.0%         6.0x        8.0x           $2,119 -      $2,708     $21.20     $27.09
D Proposal (14%)                   11.0%      13.0%         6.0x        8.0x           $1,465 -      $1,860     $14.66     $18.61
D Proposal (Current)               11.0%      13.0%         6.0x        8.0x           $1,004 -      $1,259     $10.04     $12.60
Alternative Business Plan          11.0%      13.0%         6.0x        8.0x           $1,215 -      $1,563     $12.15     $15.64



Notes: (1) Based on Management Projections.
       (2) Pro Forma 2003 share price discounted at 13.0% to 15.0%.
       (3) Implied trading valuation price.
       (4) Based on discount rates of 11.0% to 13.0%.

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                                PROJECT BENGALS
                    Valuation Based on A-Company Transaction


A-Company Valuation
-------------------
Transaction Date                        February 15, 1999
Transaction Price                                  $34.00
Premium to Market Price                              6.5%

P/E Multiples based on IBES:
     Price/EPS-10 months fwd.                       12.8x
     Price/EPS-22 months fwd.                       11.1x

P/E Multiples based on Revised
Earnings Estimates:
     Price/EPS-10 months fwd.                       26.2x
     Price/EPS-22 months fwd.                       21.9x

Aggregate Value Multiples:
     Agg. Value/LTM EBITDA                           6.6x
     Agg. Value/LTM EBIT                             8.4x


Implied C-Company Valuation
---------------------------
                                        Operating                     Value Per
Methodology                               Data         Multiple         Share
-----------                               ----         --------         -----
Premium to Market                         $17.94         6.5%           $19.11

P/E Multiples based on IBES:
     Price/EPS-10 months fwd.              $1.52        12.8x           $19.46
     Price/EPS-22 months fwd.              $1.83        11.1x           $20.31

P/E Multiples based on Revised
Earnings Estimates:
     D-Proposal (Current)
     Price/EPS-10 months fwd.              $0.67        26.2x           $17.57
     Price/EPS-22 months fwd.              $0.77        21.9x           $16.94

     D-Proposal (14%)
     Price/EPS-10 months fwd.              $0.84        26.2x           $21.96
     Price/EPS-22 months fwd.              $0.98        21.9x           $21.42

Aggregate Value Multiples:
     Agg. Value/LTM EBITDA                  $247         6.6x           $19.34
     Agg. Value/LTM EBIT                    $216         8.4x           $21.27